                                                                    Exhibit 10.9
                                                                    ------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                                  CONFIDENTIAL
                                  ------------

                              DEFINITIVE AGREEMENT
                              --------------------
                                       for

                          JOINT MARKETING AND SERVICES
                          ----------------------------


                                     BETWEEN




                              GLOBAL CROSSING LTD.

                                       AND

                              STORAGENETWORKS, Inc.




                   FOR DATA STORAGE AND PROFESSIONAL SERVICES


                                October 29, 1999

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

     AGREEMENT BY AND BETWEEN
     GLOBAL CROSSING AND STORAGENETWORKS


INDEX
-----------------------------------------------------------------------------------------------------
     SCOPE OF AGREEMENT.................................................................................................4


     TERM...............................................................................................................4


     UNDERTAKINGS.......................................................................................................5


     SUBCONTRACTING.....................................................................................................5


     IMPLEMENTATION PLAN................................................................................................5


     PROGRAM RESPONSIBILITIES...........................................................................................6


     PROGRAM MANAGEMENT.................................................................................................7


     CHARGES, PAYMENT AND INVOICING.....................................................................................8


     CONFIDENTIALITY....................................................................................................9


     EXCLUSIVITY.......................................................................................................10


     TERMINATION.......................................................................................................10


     SERVICE LEVEL AGREEMENT...........................................................................................10


     OWNERSHIP OF INTELLECTUAL PROPERTY................................................................................11


     WARRANTIES........................................................................................................11


     LIABILITY.........................................................................................................11


     DISPUTE RESOLUTION................................................................................................11


     INDEMNIFICATION...................................................................................................11


     GENERAL...........................................................................................................12


     Exhibit A...................DESCRIPTION OF THE SERVICES...........................................................15


     Exhibit B...................IMPLEMENTATION PLAN...................................................................20


     Exhibit C...................CO-LOCATION AGREEMENT (Service Order).................................................21


     Exhibit  D..................Key Business and Performance Objectives...............................................23


     Exhibit E...................LETTER OF INTENT (LOI)................................................................24


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
     Exhibit F...................STORAGENETWORKS FACILITIES REQUIREMENTS...............................................27


     EXHIBIT G...................SERVICE LEVEL AGREEMENT...............................................................31


     Exhibit I...................MUTUAL INDUCEMENTS....................................................................39


     Exhibit J...................PROJECT TEAM ROSTER...................................................................53


     Exhibit K...................Marketing Engagement Plan.............................................................55


     Exhibit L...................Rules of Sales Engagement.............................................................56

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     This JOINT MARKETING AND SERVICES AGREEMENT (the "Agreement") is entered into as of the 29th day of October, 1999 (the "Effective Date") by and between StorageNetworks, Inc. ("StorageNetworks"), a Delaware corporation with offices at 100 Fifth Avenue, Waltham, Massachusetts, and Global Crossing Ltd., ("Global Crossing"), a Delaware corporation with offices at 141 Caspian Court, Sunnyvale, California (each a "Party" or "Parties").


     WHEREAS, the Parties desire to establish a cooperative program (the "Program") to develop, market, provide, and support Global Crossing Storage Services powered by StorageNetworks and StorageNetworks Professional Services (the "Services") to current and prospective customers ("Customers" and each a "Customer") through StorageNetworks Storage Points of Presence ("S-POPs") located in Global Crossing Media Distribution Centers (the "MDCs").


     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, the Parties agree as follows:


     SCOPE OF AGREEMENT


     The scope of this Agreement shall be for the design, installation and management of enterprise storage services located in the Global Crossing Media Distribution Centers (MDC's) and the performance of professional services. The specific deliverables are further defined and attached to and form part of this Agreement as Exhibit A, and are hereinafter referred to as the "Services".


     Additional services may be appended to this Agreement with the mutual consent of both parties. Specific deliverables of any future services will be defined in a Statement of Work and attached as Appendices. Any such Appendices will be subject to all terms and conditions of this Agreement.


     TERM


     The term of this Agreement shall commence on the Effective Date and shall continue until October 29, 2002 (the "Initial Term").


     Each Party has the right to extend the Agreement for an additional 24 month term, following the conclusion of the Initial Term provided such Party exercises this option ninety (90) days prior to the expiration date of the Initial Term by giving written notice to the other Party, and provided that the other Party does not decline the extension.

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1    UNDERTAKINGS

1.1.     STORAGENETWORKS UNDERTAKINGS

1.1.1. StorageNetworks shall provide professional services to Customers and high-availability enterprise data storage services to Customers at agreed upon Global Crossing MDCs and within 30 fiber kilometers (or such greater distance as current technology permits) of such Global Crossing MDCs and StorageNetworks S-POP's. S-POP facility requirements are further defined in Exhibit F.

1.1.2. StorageNetworks shall develop, co-market, deliver and support the Services as more fully described in Exhibit A (the
               "StorageNetworks Services") and in accordance with the Implementation Plan illustrated in Exhibit B.

1.2.           GLOBAL CROSSING UNDERTAKINGS

1.2.1. Global Crossing shall provide space, power and connectivity to meet the S-POP requirements set forth in Exhibit F for the Services and shall work with StorageNetworks to develop, co-market, deliver and support the Services as more fully described in Exhibit A (the "Global Crossing Services") and in accordance with the Implementation Plan illustrated in Exhibit B.

1.2.2. Global Crossing shall maintain services to the S-POPs located at the MDCs at the levels specified in the master service agreement attached hereto as Exhibit H.

1.2.3. Global Crossing shall provide StorageNetworks with the ability to obtain additional space within MDCs as determined by the business needs of StorageNetworks to support this agreement.

1.2.4. In addition to all current MDC locations, Global Crossing shall allow StorageNetworks to deliver the Services at all future MDC locations as defined in section 10.2. A list of all current and planned MDCs is attached hereto as Exhibit H.

2.       SUBCONTRACTING

2.1. Where the nature of the Services so requires, either Party may retain such employees, agents or subcontractors on its own behalf and to its own account as such Party in its discretion deems necessary to perform the said Services.

2.2. Where a Party retains persons to perform Services for the other Party such persons shall at all material times be considered employees, agents or subcontractors of the retaining Party, and not the other Party. All obligations owed to such persons incidental to an employer / employee relationship shall be the sole responsibility of the retaining Party.

3.       IMPLEMENTATION PLAN

3.1. The Parties shall establish and implement the Program in accordance with the Implementation Plan, attached hereto as Exhibit B (the "Implementation Plan").

3.2.      Without limiting the foregoing, the Parties agree that, within sixty
          (60) days of the Effective Date, StorageNetworks will deploy requisite personnel and network resources and locate appropriate storage hardware to commence delivering the data storage Services at existing Global Crossing's MDCs located in Sunnyvale, CA, New York, NY, and Herndon, VA. The Parties further specifically agree that StorageNetworks shall deploy personnel, resources and hardware at additional MDCs if and only if sufficient pre-orders exist for data storage

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          services from such MDCs to justify such deployment and if
          StorageNetworks and Global Crossing determines that historical sales performance at existing S-POPs located in MDCs justifies such deployment.

4.       PROGRAM RESPONSIBILITIES

4.1.     GLOBAL CROSSING RESPONSIBILITIES.

   4.1.1. Global Crossing shall have responsibility to perform the following activities in connection with the Program, at its own and sole expense:

     o Global Crossing shall provide suite-like facilities in a secure, caged environment for StorageNetworks S-POPs according to the schedule defined in Exhibit B, the Global Center Master Service Agreement in Exhibit H and as may be agreed to in the future by both parties.

     o Global Crossing shall promote, market and support the Services to Customers that are or may be hosted at MDCs.

     o Global Crossing shall integrate the Services into Global Crossing's existing sales distribution channels and include the Services in its catalogues and list the Services in its price lists.

     o Global Crossing shall integrate the Services into Global Crossing's marketing and sales support programs, including trade show involvement and support. Details appear in Exhibit K.

     o Global Crossing shall provide a Program Director to perform the following functions:

          1. Serve as marketing/sales liaison between the StorageNetworks' and Global Crossing's sales forces.

          2. Develop Global Crossing sales programs to target new prospects and key accounts.

          3.   Support the preparation of Services proposals.

          4.   Plan and conduct Customer visits.

          5.   Coordinate customer engagements and contracts

          6.   Address operational issues concerning the Services

     o Global Crossing shall jointly establish with StorageNetworks specific sales incentives for release of the Services to Global Crossing sales channels.

     o Global Crossing shall use the Services for internal usage (e.g. information technology and applications) and internally developed or outsourced products if deemed suitable in terms of function and price.

     o Global Crossing will plan and coordinate with StorageNetworks sales, marketing and related activities and inducements of the type detailed on Exhibit I.

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4.2.     STORAGENETWORKS RESPONSIBILITIES

   4.2.1. StorageNetworks shall have responsibility to perform the following activities in connection with the Program, at its own and sole expense:

     o StorageNetworks shall provide all hardware, software, network equipment and personnel required to deliver the Services.

     o StorageNetworks is responsible to orient appropriate Global Crossing Operations, Sales, Professional Services and Product Management staff on the Services prior to release of said Services. StorageNetworks will orient additional Global Crossing personnel as appropriate. Additionally, StorageNetworks is responsible to ensure that StorageNetworks support personnel are adequately trained as required to provide support to Global Crossing Customers with respect to the data storage Services.

     o StorageNetworks shall promote and market the Services to StorageNetworks customers in and around locations with MDCs.

     o StorageNetworks shall provide a Program Director to perform the following functions:

          1. Serve as marketing/sales liaison between the StorageNetworks and Global Crossing sales forces.

          2. Develop StorageNetworks sales programs to target new prospects and key accounts.

          3.   Support the preparation of proposals.

          4.   Plan and conduct Customer visits.

          5.   Address operational, customer, engagement and related matters.


5.       PROGRAM MANAGEMENT

5.1. Management Personnel and Meetings. Each Party shall designate one (1) employee to serve as that Party's executive representative for the Program (each, an "Executive Representative"). The Executive Representatives will oversee and direct the activities of the Program. The Executive Representatives shall meet as frequently as necessary, but in no event less than 4 times per year.

          Each Party shall designate one or more program director(s) (each, a "Program Director") to manage that Party's day-to-day sales and operational activities in accordance with this Agreement and direction from the Executive Representatives. The Program Directors shall meet as frequently as necessary, but in no event less than 4 times per year. If the Program Directors cannot resolve an issue, they shall submit such issue to the Executive Representatives for resolution.

          Each Party shall provide the other Party written notice of a change in a designated Executive Representative or Program Director and identify an appropriate replacement, in writing as soon as practicable thereafter.


          Each party agrees to conduct a joint annual review of the agreement inclusive of operations, costs, prices and historical performance.

5.2. Key Business Objectives. The Parties shall evaluate performance of the Program in accordance with the key business and performance objectives (the "Objectives") attached hereto as Exhibit D. The Objectives address

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          targets for implementation schedule, revenue and sales incentives. The
          Executive Representatives shall review and modify the Objectives on an annual basis.

5.3. Customer Engagement. The Parties shall jointly coordinate all manner of customer documentation and management as it pertains to the customer account. Specifically, the Parties will determine what documents customers sign for storage services, who the contracting parties are, and who has authority to modify standard documentation.

5.4. Upon execution of this Agreement, Global Crossing and StorageNetworks both agree to promptly and mutually engage the respective sales forces for education concerning the services and exchange of current or prospective customer account information as it pertains to the development of the services.

5.5. Marketing/Advertising and Promotional Material. The parties shall jointly design and develop all marketing materials to be used in connection with the Services (the "Marketing Materials"). All press releases, advertising and promotional material relating to the Program shall be approved in advance by each Party. The Parties shall designate marketing representatives to coordinate all advertising and promotional material relating to the Program. Each party shall be responsible for its own internal time and expenses utilized to develop the Marketing Materials. The costs of developing, preparing, conducting, delivering and/or distributing all joint marketing activities and collateral shall be borne equally by the Parties.

5.6. Project Teams. Each party shall select a project team to guide the implementation and release of the Services. A roster for such teams and the team members responsibilities is attached as Exhibit J.

5.7. Responsibility for Personnel. Each Party shall have responsibility for all acts and omissions of their respective personnel with respect to the performance of this Agreement.

5.8. Personnel Related Benefits and Taxes. Neither party shall have any obligation for any employee-related benefits applicable to the other Party's personnel performing services pursuant to this Agreement. Each party shall their employee's portion of FICA and for withholding income for federal and state income tax purposes to the extent required by law.

6.       CHARGES, PAYMENT AND INVOICING

6.1. Global Crossing shall pay StorageNetworks for the Services performed in accordance with the schedule of charges for the Services described in Exhibit A, and for any additional Services that may be added to by the Parties.

6.2. StorageNetworks will issue an itemized invoice at the end of each month for Services that are utilized out of the S-POP's located in the Media Distribution Centers during said month.

6.3. Global Crossing will not be liable for any expenses or costs incurred by StorageNetworks other than the charges for Services described in Exhibit A, unless prior approval is obtained by StorageNetworks from Global Crossing in writing.

6.4. Each invoice submitted by StorageNetworks to Global Crossing shall itemize the Services provided, and details of any approved expenses or costs, and will be payable in United States dollars.

6.5. Global Crossing shall issue payment by check, wire transfer, or as otherwise agreed no later than thirty (30) days following receipt of an invoice, except for those items in such invoice disputed in good faith.

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7.       CONFIDENTIALITY

7.1. The Parties acknowledge, understand and agree that the performance of this Agreement may require the disclosure to the other of, or each may come to know, trade secrets, proprietary and confidential information and know-how of the other relating to aspects of their products, businesses, competitive activities or relationships, and that their respective businesses and competitive positions require that said trade secrets and all such proprietary and confidential information and know-how continue to remain secret and confidential. Global Crossing and StorageNetworks each represents and warrants to the other that it shall not use or gain any competitive advantage from said secrets and information of the other party to the detriment of such party.


          Each party ("Recipient") shall keep confidential all secret, confidential or proprietary information, knowledge or data of the other that is submitted to it in writing marked confidential, or conveyed orally to the other with the understanding that it is proprietary, secret or otherwise confidential. This obligation of confidence shall not apply to (a) any such information that is currently or subsequently becomes part of the public domain, unless wrongfully placed in the pubic domain by the Recipient, (b) information which is rightfully obtained from any third party who is not then bound by an obligation to maintain such information in confidence or is developed independently by Recipient (as evidenced by contemporaneous written records maintained in the ordinary course of business), or (c) information which was known to Recipient prior to its disclosure pursuant to or in anticipation of this Agreement (as evidenced by contemporaneous written records maintained in the ordinary course of business) provided that the source of such information was not bound by any obligation to maintain such information in confidence.


          The Recipient shall not be prohibited from releasing such information when such disclosure is required by law, regulation or pursuant to legal process or is incidental to the performance of the Recipient's obligations hereunder; provided, however, that the Recipient, upon receipt of a subpoena or other such similar order or legal process, shall promptly give written notice to the disclosing party to enable the disclosing party to seek a protective order or other such appropriate relief.


          Neither Global Crossing nor StorageNetworks will use each other's trademarks, service marks or other proprietary information without the prior written consent of the other party. In addition to the foregoing, the terms and conditions of this Agreement shall be deemed confidential information; provided, however, the fact of the existence of this Agreement may be disclosed in accordance with the aforementioned circumstances.

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8.       EXCLUSIVITY

8.1. This Agreement shall in no way restrict either Party's ability to market or provide its services or products to any end-user of such services or in conjunction with any third party or parties.

8.2. StorageNetworks agrees that, during the term of this Agreement, if it determines to locate an S-POP in any metropolitan area in which (i) StorageNetworks does not currently have an S-POP and (ii) Global Crossing has an operational or planned facility capable of supporting an S-POP in accordance with the requirements set forth in Exhibit F, StorageNetworks will provide Global Crossing a right of first refusal to host such new S-POP, exercisable within ten (10) days of StorageNetworks' notice to Global Crossing of its intention to locate such S-POP. This right of first refusal shall apply only to the first S-POP StorageNetworks determines to locate in such metropolitan area and shall not apply if (a) a customer or customers who are or have already committed to another provider's facilities and then choose to seek services from StorageNetworks or (b) Global Crossing is not able to meet StorageNetworks timeline or other specifications for such S-POP.

8.3. During the term of this Agreement, Global Crossing agrees not to develop in-house Services that compete with the Services.

9.        TERMINATION

9.1. Termination for Failure to Achieve Objectives. Either Party may terminate this Agreement upon ninety (90) day written notice if the Objectives have not been achieved on a timely basis. Any such notice shall specify in detail the Objectives that the terminating Party believes have not been achieved.

9.2. Termination for Cause. Either Party may terminate this Agreement upon thirty (30) days prior written notice if the other Party breaches any material provision of this Agreement and fails to cure such breach within the thirty (30) day notice period. In the event of a termination pursuant to this Section, the Parties will attempt to negotiate in good faith an appropriate transition for any joint sales, marketing or operations activities in progress.

9.3. Effect of Termination or Expiration. The termination or expiration of this Agreement shall terminate the obligations of the Parties to perform any joint marketing activities hereunder but no such termination shall have any effect on any existing agreements with Customers for Services, which will continue in full force and effect until terminated as per the terms of the individual Customer agreements.

9.4. Post-Termination Relationship. Should this agreement be terminated or expire, the Parties will enter into a Master Service Agreement, in the form of Exhibit H hereto, for any then presently occupied MDC-based S-POP that StorageNetworks elects to continue occupying following such termination of expiration. In such event, StorageNetworks will become a customer per the Service Order attached hereto as Exhibit C at such locations.

10.       SERVICE LEVEL AGREEMENT

10.1. The data storage services described in exhibit A will be provided at service levels defined in the Service Level Agreement in Exhibit G. Upon mutual agreement by both parties, changes can be made to the Service Level Agreement to meet service and customer requirements.

10.2. Global Crossing will pass service levels onto Customers that are equal to or lower than the service level set forth in the mutually defined Service Level Agreement.

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11.       OWNERSHIP OF INTELLECTUAL PROPERTY

11.1. Branding. Services shall be co-branded as determined by the Parties under the direction and continuity of the Project Team marketing representatives. Said Services, although branded under the Global Crossing naming conventions, will be marketed as being provided by and through StorageNetworks. Both companies' logos shall appear on all marketing or promotional materials utilized in reference to Disk on Demand services (e.g. websites, hardcopy data sheets, brochures).

11.2. Trade/Service Marks. Trade and Service Marks associated with Global Crossing's promotion of the Service will, to the extent possible, be jointly owned by the Parties.

11.3. Intellectual Property Ownership. Software and other intellectual property developed by StorageNetworks at the request of Global Crossing or in the course of performing Services, shall remain the property of StorageNetworks. Software and other intellectual property developed by Global Crossing in the course of supporting the Services, shall remain the property of Global Crossing.

12.       WARRANTIES

12.1. Each Party represents and warrants it has full power and authority to enter into and perform this Agreement, and that the person signing this Agreement on its behalf has been properly authorized to enter this Agreement.

13.       LIABILITY

13.1. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER ARISING IN AN ACTION OF CONTRACT, TORT OR OTHER LEGAL THEORY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.       DISPUTE RESOLUTION

14.1. Neither Party may bring a dispute arising in connection with this Agreement before any judicial or quasi-judicial entity unless and until the aggrieved Party notifies the other Party of the claim and attempts to resolve the dispute by causing the Executive Representatives to meet within thirty (30) days following notice of a controversy or claim to attempt to resolve the dispute in good faith. Prior to such meeting, the Parties shall investigate the circumstances of the dispute.

14.2. If the Party's Executive Representatives cannot resolve the dispute at this meeting, or the non-aggrieved Party refuses to cooperate, the aggrieved Party may then pursue any and all available remedies. In the event that the non-aggrieved Party has refused to cooperate in the dispute resolution meeting and the aggrieved Party ultimately prevails at trial or in another agreed to form of alternate dispute resolution, the aggrieved Party may recover its reasonable attorney's fees.

15.       INDEMNIFICATION

15.1.     Global Crossing Indemnity. Global Crossing shall indemnify and hold
          -------------------------
          StorageNetworks, its parent, subsidiaries and affiliates, if any, and the respective employees and agents of any of them, harmless from and against any and all claims, liabilities, losses, damages and causes of action relating to bodily injury, death, or property damage directly caused by the intentional or negligent acts or omissions of Global Crossing in the performance or

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          nonperformance by Global Crossing of this Agreement; provided, however, that Global Crossing shall not be responsible for injury attributable to the acts or omissions of StorageNetworks, its parent, subsidiaries and affiliates, if any, or the respective agents and employees of any of them.

15.2.     StorageNetworks Indemnity. StorageNetworks shall indemnify and hold
          -------------------------
          Global Crossing, its parent, subsidiaries and affiliates, and the respective employees and agents of any of them harmless from and against any and all claims, liabilities, losses, damages, and causes of action relating to bodily injury, death, or property damage directly caused by the intentional or negligent acts or omissions of StorageNetworks in the performance or nonperformance by StorageNetworks of this Agreement; provided, however, that StorageNetworks shall not be responsible for injury attributable to the acts or omissions of Global Crossing, its parent, subsidiaries and affiliates, or the respective agents and employees of any of them.

16.       GENERAL

16.1. Independent Contractor. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between Global Crossing and StorageNetworks. Neither Party is authorized as an agent, employee or legal representative of the other Party. Except as specifically set forth herein, neither Party shall have power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors. Neither Party shall have any power or authority to bind or commit the other.

16.2.     Headings. Headings used in this Agreement are for reference only and
          --------
          shall not be deemed a part of this Agreement.

16.3.     Applicable Law. This Agreement shall be interpreted, construed and
          --------------
          governed by the internal laws of the State of New York, without regard to its conflicts of law provisions.

16.4.     Assignment. This Agreement and the rights and obligations may not be
          ----------
          assumed, assigned and/or delegated without the prior written consent of the other Party other than to a corporation controlled by, controlling or under common control with the assigning Party.

16.5. Notices. All notices, requests, demands, or communications required or permitted hereunder shall be in writing, delivered personally or by telex, telegram, or certified, registered, or express mail at the respective addresses set forth above (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed effective upon personal delivery on the calendar day following the date of the telex, telegram, or when received if sent by registered, certified, or express mail.

16.6.     Entire Understanding. This Agreement shall become binding when signed
          --------------------
          by both Parties. This Agreement constitutes the entire understanding of the Parties hereto, and supersedes all prior or contemporaneous written and oral agreements, regarding the subject matter hereof, including specifically and without limitation the Letter of Intent dated as of August 12, 1999, a copy of which is attached hereto as Exhibit E. Notwithstanding the foregoing, nothing herein shall affect any nondisclosure agreement between the Parties entered into prior to the Effective Date. This Agreement may not be modified or amended except in writing signed by both Parties. No third party shall have any interest herein or be deemed a third Party beneficiary of this Agreement.

16.7.     Excusable Delay. If the performance of this Agreement, or of any
          ---------------
          obligation hereunder, is prevented, restricted or interfered with by reason of (i) acts of God; (ii) wars, revolution, civil commotion, acts of public enemies, blockage or embargo; (iii) acts of any Government in its sovereign capacity; (iv) labor difficulties, including, without limitation, strikes, slowdown, picketing or boycotts; or (v) any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis.

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          trade secret and/or information that is commercial or financial and confidential or privileged.

16.8.     Survival. The obligations of the parties under this Agreement, which
          --------
          by their nature would continue beyond termination, cancellation, or expiration of this Agreement shall in all cases survive the termination, cancellation or expiration of this Agreement.

16.9.     Waiver. The failure of either Party to insist on the strict
          ------
          performance of any terms, covenants and conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights hereunder, or any course of conduct or dealing shall not be construed as a waiver or relinquishment of any such rights or conditions at any future time and shall in no way effect the continuance in full force and effect of all the provisions of this Agreement.



STORAGENETWORKS, INC.                        GLOBAL CROSSING, LTD.





By: ________________________                 By: _______________________



Title: _______________________               Title: ____________________



Date: ______________________                 Date: _____________________

                                                                              13
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

EXHIBITS
--------------------------------------------------------------------------------


 Exhibit A:        Description of the Services


 Exhibit B:        Implementation Plan


 Exhibit C:        Co-Location (Service Order) Agreement


 Exhibit D:        Key Business and Performance Objectives


 Exhibit E:        Letter of Intent


 Exhibit F:        Facility Requirements


 Exhibit G:        StorageNetworks Service Level Agreement


 Exhibit H:        Global Crossing Master Service Agreement


 Exhibit I:        Mutual Inducements


 Exhibit J:        Project Teams


 Exhibit K:        Marketing Engagement Plan


 Exhibit L:        Sales Rules of Engagement

                                                                              14
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

Exhibit A         DESCRIPTION OF THE SERVICES
--------------------------------------------------------------------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.





SERVICES OVERVIEW


         StorageNetworks will provide an enterprise disk on demand utility that will be deployed in Global Crossing Media Distribution Centers. Based on the disk on demand utility, StorageNetworks and Global Crossing will provide the following services in accordance with the Implementation Plan (Exhibit B).


Enterprise Storage Services


         The Enterprise Storage Service provides Global Crossing "hosting" customers with access to a centralized disk utility that is capable of supporting at least 1TB of data per customer. For this service Global Crossing will be responsible for providing fiber-channel access from the customer location(s) within the Media Distribution Center to internally dispersed switches that are deployed and managed by StorageNetworks. It is StorageNetworks responsibility to extend the access from the switch to a centralized Storage Services utility.


         In instances where fiber connectivity is utilized to link one or more MDCs for purposes of delivering the Services, Global Crossing will be responsible for procurement and deployment of such fiber connectivity to switches that are deployed and managed by StorageNetworks. It is StorageNetworks responsibility to extend Global Crossing's provided fiber connectivity from the switch to a centralized Storage Services utility.


         For the initial release customer acquisition of disk space for the Enterprise Storage Services utility will be through a Global Crossing service upgrade and authorized by a signed Global Crossing Service Order.


         Global Crossing may dictate List Price and "actual" price for all services sold by Global Crossing sales channels. For these Services StorageNetworks will receive [**] for each raw gigabyte of storage used (based on mirrored configuration equating to [**] for each useable gigabyte). All payments will be made based on a monthly (itemized) invoice.


         Global Crossing may charge an installation fee necessary to cover the costs associated with setup and installation of service.


         StorageNetworks will not use the system or subsystems for customers other than those of Global Crossing without express permission from both parties.


         Global Crossing will partner operationally and financially with StorageNetworks in the deployment of the StorageNetworks StoragePortsm connectivity program for the pre-wiring of hosting cages in all MDCs where the Services are to be offered.


         Both parties agree to pursue the DO NOT DELETE ANYTHING IN THIS PARAGRAPH [**] program of [**] in all MDCs where the services are to be offered. The physical devices for the [**] program shall prominently display the services branding (e.g. Disk on Demand via StorageNetwork StoragePortTM)and/or corporate logos of the parties.

                                                                              15
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

                                   [GRAPHIC]

Diagram of Enterprise Storage Services

     The Disk on Demand Service, designed, deployed and maintained by StorageNetworks, will be constructed in a modularized design to ensure full scalability. The design illustrated below is the minimum deployment based on anticipated Service usage and growth. StorageNetworks is responsible for the stability of the Service and is expected to make any technological and architectural changes required.

                                                                              16
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

     Figure 1. Diagram of the Enterprise Storage Service


                         End to End Client Connectivity
                         ------------------------------

                                   [GRAPHIC]

                                                                              17
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     Professional Services for the Enterprise Storage Services Architecture


     Professional Service fees will be charged on a usage basis and as such will not be presented as a pre-packaged service offering. Instead
     StorageNetworks will provide Professional Services to all Global Crossing customers on an "as needed" basis at the following price.


SNI Professional Services


         Price: [**] per hour, or such other amount as StorageNetworks may determine


         For the Professional Services incurred by StorageNetworks for Global Crossing customers, StorageNetworks will invoice Global Crossing directly at the above mentioned price. StorageNetworks can change price as required provided that Global Crossing is notified in writing of any change in "List Price" for Professional Services. Global Crossing will invoice the customer [**] per hour for said services.


         In addition there will be a set "Storage Assessment" package that will be sold as part of the overall Service offerings. The Storage Assessment package incurs the following action items;


                  1. Storage Assessment


                          Usage requirements


                          Environment survey


                          Service Level requirements


                  2. Storage Design


                          Capacity Planning


                          Primary storage design


                          Continuity plan design


                          Backup/Restore design

                                                                              18
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

                          Disaster Recovery design


                  3. Storage Implementation


                  Detailed Professional Services offerings for the Services will be jointly determined and marketed by the Parties and added as an addendum to the Agreement within a reasonable time period signing of the Agreement and prior to release of the Services.

                                                                              19
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

Exhibit B         IMPLEMENTATION PLAN
--------------------------------------------------------------------------------


     The Implementation Plan is a timeline for the installation and release of the Services defined in Exhibit A.


     Location; The physical location in which StorageNetworks will install the StorageNetworks equipment required to introduce and support the data storage Services described in Exhibit A. Storage Networks agrees to provide service to all Global Crossing MDC facilities within the metro region where the Service is installed.


     Date Installed; The date by which equipment (defined in Service Diagrams, figure. 1 and 2) will be placed into the Location.


     Release Date; The date by which the Services described in Exhibit A will be able to be sold, installed, supported and billed.


     Should the actual release date be more then 45 days after the release date stated below a Written Report must be provided by both parties detailing the cause of the delay. Based on this report, should either party be found derelict in its responsibilities, the other Party may terminate this Agreement upon thirty (30) days written notice.

         ---------------------------------------- -------------------------------------- --------------------------------------

              Location                                 Date Installed                         Release Date
         ---------------------------------------- -------------------------------------- --------------------------------------
           Global Crossing                          Jan 15, 2000                           February 1, 2000
           Media Distribution Centers

           111 8th Avenue

           New York, NY 10012
         ---------------------------------------- -------------------------------------- --------------------------------------

           Global Crossing                          Nov 31, 1999                           December 15, 1999
           Media Distribution Center

           380 Herndon Parkway

           Herndon, VA 20170
         ---------------------------------------- -------------------------------------- --------------------------------------

           Global Crossing                          Nov 31, 1999                           December 15, 1999

           Media Distribution Centers

           1215 Borregas

           Sunnyvale, CA 94089
         ---------------------------------------- -------------------------------------- --------------------------------------

     StorageNetworks agrees to install StorageNetworks equipment in the following geographies, as Global Crossing Media Distribution Centers become available, if and only if sufficient pre-orders exist for data storage Services from such MDCs to justify such installation or if StorageNetworks determines that historical sales performance at existing S-POPS located in MDCs justify such installation:

o    Los Angeles, California         o   Seattle, Washington
o    Chicago, Illinois               o   London, England
o    Boston, Massachusetts           o   Melbourne, Australia
o    Austin or Dallas, Texas

     Additions or changes in locations can be made. Global Crossing agrees to give StorageNetworks no less then ninety (90) days notice prior to these Media Distribution Centers coming available.

                                                                              20
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

Exhibit C         CO-LOCATION AGREEMENT (Service Order)
--------------------------------------------------------------------------------

  Confidential Materials omitted and filed separately with the Securities and
                              Exchange Commission.
                           Asterisks denote omissions.


     Should either party terminate this contract for any reason StorageNetworks will be billed for Global Crossing services at locations StorageNetworks elects to continue to occupy according to the following Service Order. Should this happen, the nature of relationship by and between Global Crossing will change; StorageNetworks will become a "standard customer" of Global Crossing. As such StorageNetworks will be entitled to the "standard" Global Crossing Master Service Agreement.

[LOGO] FRONIER           Service Order #50        Service Order Term: 18 Months
       GLOBALCENTER      MSA # 2.5                Service Order Date: TBD


     One Time Installation Fees:

-------------- -------------------------------------------------------------------------- ------------ --------------- -----------

     Item #         Description                                                                Qty.         Unit            Total
                                                                                                            Price
-------------- -------------------------------------------------------------------------- ------------ --------------- -----------
     1              Installation (S-POP, Media Distribution                                    3            [**]            [**]
                    Center)                             Issued on a per installation
                    basis.

     2              Professional Service (Installation at                                      30           [**]            [**]
                    [**]/hour)
                    Issued on a per installation basis.
-------------- -------------------------------------------------------------------------- ------------ --------------- -----------
16.10.   One Time Total
                                                                                                                            [**]

     Monthly Recurring Fees:
-------------- ---------------------------------------------------------------------------- ---------- -------------- ------------

     Item #         Description                                                                  Qty.       Unit           Total
                                                                                                            Price
-------------- ---------------------------------------------------------------------------- ---------- -------------- ------------

     1               Monthly rentals of secure space in a Media Distribution Center              3         [**]            [**]
                    (MDC). Unit price per MDC based on a 1,200 square foot area. (caged).
-------------- ---------------------------------------------------------------------------- ---------- -------------- ------------

     2              Monthly fee for additional power requirements.  Unit price per MDC           3          [**]           [**]
                    based on a maximum consumption of 135 kVA.
-------------- ---------------------------------------------------------------------------- ---------- -------------- ------------

     3              Operations/Professional Service support.  This is the time spent             3          [**]           [**]
                    installing/maintaining the fiber-channel storage architecture. Unit price per MDC based on a maximum of [**] hours per month ([**]/hour).
                                                                                  =
-------------- ---------------------------------------------------------------------------- ---------- -------------- ------------
16.11.   Monthly Recurring Fee                                                                                             [**]
--------------------------------------------------------------------------------------------------------------------- ------------


                                                                              21
[GRAPHIC] This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

     TERMS and CONDITIONS:


     Monthly recurring charges for space, power and professional services commence 30 days from the execution of this Service Order.


     Cartage fees and off-hours elevator service fees charged by building management at 111 8th Avenue, NYC for client moves, trash and packing material disposal will be the responsibility of the client.

Exhibit D         Key Business and Performance Objectives
--------------------------------------------------------------------------------


      Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



August 1999

  Sign LOI
  Create Definitive Agreement
  Design "standard" Architecture

September 1999

  Select Project Teams

October 1999

  Sign Definitive Agreement

November 1999

  Deploy Services in Herndon MDC Deploy Services in Sunnyvale MDC Press Release on Services Assign directors from each Party Begin joint marketing activities Target Global deployment sites

December 1999

  Launch the Initial Service(s) Plan for additional services (SafePACS) Train Sales Identify further reference accounts

Quarter 1, 2000

  Deploy Services in New York MDC
  Minimum Revenue Goal:[**]
  Launch additional services (SafePACS)
  Release joint marketing collateral
  Execute on global deployment schedule

Quarter 2, 2000

  Minimum Revenue Goal: [**]
  Launch NFS Services in Targeted Markets
  Conduct annual alliance review, Q1

Quarter 3 2000

  Minimum Revenue Goal:[**]

Quarter 4, 2000

  Minimum Revenue Goal:[**]


 Year 2, 2001

  Minimum Revenue Goal: [**]
  Conduct annual alliance review, Q1

Year 3, 2001

  Discuss extension of Definitive Agreement
  Minimum Revenue Goal:[**]
  Conduct annual alliance review, Q1

Exhibit E         LETTER OF INTENT (LOI)
--------------------------------------------------------------------------------


                        Letter of Intent ("LOI") between


                 Frontier GlobalCenter ("Frontier GlobalCenter")


                                       and


                    StorageNetworks, Inc. ("StorageNetworks")



     The Effective Date of this LOI will be August 12, 1999. (Signed and agreed).


     The objective of the relationship between Frontier GlobalCenter and StorageNetworks is to collaborate in the joint development and marketing of the Frontier GlobalCenter "Liquid Storage" Services powered by StorageNetworks. Through this relationship, Frontier GlobalCenter will be able to deliver these services to new and existing customers by October 30, 1999.


     Both parties agree that this LOI is non-binding, and intend to negotiate and execute a Definitive Agreement that will be binding and will contain the complete understanding between both companies. The Definitive Agreement will be executed within 30 days of the Effective Date above or all terms of this LOI will be considered void, unless it is agreed mutually in writing to extend this period.


     Unless otherwise agreed to mutually, transfer of all information identified as "Advanced Technology" between the parties is considered confidential and subject to the existing non-disclosure agreement between both parties.


     Each party will exercise every effort to promote joint Frontier GlobalCenter/ StorageNetworks Enterprise Data Storage Services to the relevant customer base. However, the nature of this relationship shall remain non-exclusive, and each party may independently team with other providers to ensure that customer requirements are met.


     It is understood that Frontier GlobalCenter and StorageNetworks will utilize EMC hardware and software technologies to enable the Frontier GlobalCenter "Liquid Storage" Services powered by StorageNetworks.


     StorageNetworks will be responsible for the development, co-marketing, delivery and support of the "Liquid Storage" Services. Frontier GlobalCenter will be responsible for co-development, co-marketing and support of the services and for providing Data Center facilities.


     Within 60 days of execution of the Definitive Agreement, StorageNetworks agrees to deploy the requisite personnel and network resources and locate the appropriate storage hardware in Frontier GlobalCenter's Sunnyvale (444 Toyama Avenue), Herndon (380 Herndon Parkway) and New York (111 8th Avenue) Data Centers, to commence delivery of Frontier GlobalCenter's "Liquid Storage" Services powered by StorageNetworks.

     Both parties agree to pursue offering both Intra-Data Center and Inter-Data Center service offerings, to optimize leverage of the Frontier GlobalCenter infrastructure and the overall value proposition for Frontier GlobalCenter "Liquid Storage" Services powered by StorageNetworks. The initial services to be delivered include:

o    Intra-Data Center - Data on Demand "Liquid Storage" Services

o    Inter-Data Center - High-Availability "Liquid Storage" Services


     Frontier GlobalCenter agrees to achieve a minimum per site sales revenue target (to be specified in the Definitive Agreement) for "Liquid Storage" Services powered by StorageNetworks, based on annualized revenue streams per Frontier GlobalCenter Data Center.


     Frontier GlobalCenter agrees to evaluate Frontier GlobalCenter "Liquid Storage" Services powered by StorageNetworks for its own in-house IT storage infrastructure.


     Frontier GlobalCenter agrees to consider the Frontier GlobalCenter "Liquid Storage" Services powered by StorageNetworks as the preferred storage architecture supporting Frontier's application services.


     Frontier GlobalCenter agrees not to develop in-house Enterprise Data Storage Services to compete with the Frontier GlobalCenter "Liquid Storage" Services powered by StorageNetworks, during the term of the Definitive Agreement.


     Resources: Both parties agree to provide the required cross-functional resources to market, promote, and position these services. Specifically, a joint project team will be established by no later than August 23, 1999 and will be accountable for the marketing, operations and sales logistics associated with meeting the October 30, 1999 availability.


     Go to Market: Both parties agree to conduct a joint review within 14days of the Effective Date, to share and evaluate targeted Frontier GlobalCenter customer information, for the purpose of immediately commencing joint sales efforts. Details regarding further terms of engagement, training, productization and marketing will be enumerated and defined.


     Planning: A joint management team will be identified and responsible for execution of this LOI and the Definitive Agreement, as well as managing the schedule and all deliverables, until it is appropriate to assign operational responsibility to the joint project team.


     Messaging: Both parties jointly will construct appropriate messaging for all audiences to which this relationship will be addressed, including each sales force, customers, EMC, press, other collaboraters and the industry in general.


     Branding: Both parties agree to co-brand this offering.


     Sales Incentives: Both parties agree to consider specific compensation and/or acknowledgement for their respective sales forces as incentive to driving revenue from these services.


     Web Exposure: Both parties agree to consider featuring hot links from each other's website.

     Future Directions: Both parties agree to establish a roadmap for future considerations in potential joint development for services, geographical expansion and expanding the scope of the Frontier GlobalCenter/ StorageNetworks relationship.


     Co-location Agreement: Both parties agree to execute a Frontier GlobalCenter co-location agreement to be exercised in the event that a Definitive Agreement is not realized.


     Both parties agree to joint press announcements, upon execution of this LOI, addressing the nature of the relationship.





     StorageNetworks, Inc.                      Frontier GlobalCenter, Inc.


     /s/Jim O'Hara                              /s/Jason Schaffer
     -----------------------------              ----------------------------

     Jim O'Hara, V.P. Business Development      Jason Schaffer, Dir. of Product
     Management

Exhibit F         STORAGENETWORKS FACILITIES REQUIREMENTS
--------------------------------------------------------------------------------


September 7, 1999     V1.1


Overview

     This specification details the physical infrastructure requirements for any StorageNetworks S-POP. Physical infrastructure includes all of the following: electrical; cooling; fire suppression; access; and any other activity required to support the customer. Global Crossing and StorageNetworks may agree to alter specific S-POP requirements to meet MDC availability and market demand. Such alterations need to be agreed and documented by both parties.


Physical Space


     StorageNetworks will be utilizing space within facilities designed and maintained by select co-location vendors. The preferred format for this space is a "Separate Room" facility, with independent air conditioning, fire protection and access control. While facilities with various abilities to meet our recommended specifications will be considered when business dictates. The following list includes aspects of our recommended specifications:

o    Reinforced (200 lbs/sqft) raised flooring (greater than = 12")

o Ability to move equipment not larger than 37"d x 69"w x 75"h from loading docks to facility

o The data center should be designed in such a way to allow access to areas necessary for routine operations with out having to enter the data space.

o    Secure short term storage

o    93" ceiling height in SPOP

o    Access to a staging/work


Physical Security


     StorageNetworks treats customer data with the highest levels of security and as such our facilities must be secure and safe. In each facility access is granted on an as needed basis. Facilities must be in place to validate a person's identity and allow appropriate access. Key Cards/Palm readers (or equivalent) will be required for access to technical operations spaces. The S-POP will be subdivided into functional working areas, network facilities, tape operations, and storage systems.


Networking


     Each S-POP must have access to outside connections that can be brought into the building and fed to our equipment. These connections may be leased lines (i.e., T1, T3) or direct fiber connections from external providers. It is strongly desirable to have multiple entry points into the building with diverse routing to our S-POP location within the site.

A/C Power UPS/Generator/Battery/Transform


     Auxiliary/Emergency power shall be designed to run at no more than 70% full load (completely built-out). UPS power should provide minimum 20 minutes battery capacity in an n+1 configuration for all data equipment. Generators will be used for long-term back-up power. The generation facilities should support not only the storage environment but also the environmental systems (AC, lighting, etc.). Each generator should have tank capacity to support a minimum of twelve running hours and sized appropriately to support a full UPS load at 60% of design capacity.


     A/C should be provided such that any single point of failure will still leave enough cooling within the S-POP to provide for the equipment (n+1)


     S-POPs will be required to have water proofing on all electrical connections. Redundant sources of power from different access point within the building are recommended. Where possible each S-POP should draw power from multiple power grids.


     Service requirements for a typical S-POP are detailed below. These requirements are based on an assumption of a facility sized to accommodate complete installation of 12-EMC Symmetrix 3930-36. This is the typical size of a fully built out S-POP.

------------------------------------------------------------------------------
     S-Pop Configuration        Initial                   At Capacity
                                Facility
                                Startup
------------------------------------------------------------------------------

     Size (Usable Sq. Ft.)      1200                      1200
------------------------------------------------------------------------------

     Symmetrix Installed        4                         12
------------------------------------------------------------------------------

     AC Required                11                Tons    33               Tons
------------------------------------------------------------------------------

     Power Required             45                KVA     135              KVA
------------------------------------------------------------------------------

Fire Suppression


     Each S-POP computer room will use FM200 (or equivalent) fire suppression systems where legally available in each region. This system will have above and below floor distribution. All sensors will notify via local alarm as well as triggering event notification at the Global Command Center. The S-POP Operations Manager is the crisis manager in the event of a fire discharge. If water based suppression systems are mandated by fire code they should be Dry Pipe Systems (Pre-Action).


Flood Control


     Each data center floor should have flood control sensors as well as ceiling protection. Electrical water damage shielding should be on all connections. Floor sensors should be placed to capture accidental discharge from cooling systems.

Monitoring


     All facilities and equipment in the S-POP will be remotely monitored at the Global Command Center located in the StorageNetworks corporate offices in Waltham, MA. StorageNetworks will provide system and data storage monitoring equipment. First level monitoring of environment (i.e., power, A/C) will be negotiated based on the design of each S-POP, though some level of notification (i.e., direct device monitoring, call-list) must be provided to StorageNetwork's Global Command Center.


     Where StorageNetworks co-locates with a facilities partner, the facilities partner must advise of any changes in the physical plant ASAP. The Operations Manager of each S-POP is responsible for oversight of the collocation partner.


Documented Policies/Procedures


     All facilities should have documented policies/procedures available for inspection by StorageNetworks on all aspects of facility management, security, work in production areas, etc. Further, the facility should be able to demonstrate that such documentation is strictly adhered to.


Regional Considerations


     All facilities should be additionally protected against acts of nature that are known to occur in the geographic area of the S-POP. Examples of this are hurricanes, earthquakes and flooding.





Example Equipment Specification

-------------------------------------------------------------------------------------------------------------------
EMC 3930-36
-------------------------------------------------------------------------------------------------------------------

     Power                                                            Operating Limits
-------------------------------------------------------------------------------------------------------------------
     Circuit Breaker (Amps)        50                                 Ambient temperature         59-90(degree)F /
                                                                                                  10-38(degree)C
-------------------------------------------------------------------------------------------------------------------

     Line Voltage                  3 Phase 60Hz 208 Vac, 4 wire       Relative humidity           20-80
-------------------------------------------------------------------------------------------------------------------

     Power Consumption             9.68 kVA                           Elevation                   8,000 ft /
                                                                                                  2,500 m
-------------------------------------------------------------------------------------------------------------------

                                                                      Raised floor                Required
-------------------------------------------------------------------------------------------------------------------

     Connector                     Russellstoll 9P45U2
-------------------------------------------------------------------------------------------------------------------

     Size and Weight                                                  Cooling
-------------------------------------------------------------------------------------------------------------------

     Height                        74.9 in (190.3 cm)                 Heat Dissipation            33,045 BTU/hr
-------------------------------------------------------------------------------------------------------------------

     Clearance Required            18 in (45.7 cm)                    Cooling Required            2.75 Tons
                                                                      (tons)
-------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
                                           (tons)
-----------------------------------------------------------------
     Width                         68.7 in (174.5 cm)
-----------------------------------------------------------------

     Depth                         36.4 in (92.5 cm)
-----------------------------------------------------------------

     Weight                        3127 lbs. (1421 kg)
-----------------------------------------------------------------

     Service Access Front          48.0 in (122.0 cm)
-----------------------------------------------------------------

     Service Access Rear           36.0 in (91.5 cm)
-----------------------------------------------------------------

EXHIBIT G - SERVICE LEVEL AGREEMENT
--------------------------------------------------------------------------------

                             Service Level Agreement

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     This Service Level Agreement ("SLA") between Global Crossing Ltd. ("Global Crossing" or the "Customer") and StorageNetworks, Inc. ("StorageNetworks") is entered into pursuant to the Joint Marketing and Services Agreement between Global Crossing and StorageNetworks (the "JMA"). Capitalized terms used in this SLA and not otherwise defined shall have the meanings ascribed to them in the JMA.


1.       Purpose and Scope


     1.1 The purpose of this SLA is to define service levels and operational specifications of the services (the "Services") that StorageNetworks will provide for GLOBAL CROSSING.

     1.2  The Environment:


          Global Crossing may change the environment as required.


     1.3  StorageNetworks is to provide to Global Crossing the following storage
          Services:


                  The service that Global Crossing requires to appropriately support the Data on Demand Services architecture is StorageNetworks' DataPACS-Live. The DataPACS-live option provides:


                  Primary mirrored data


                  Access to high availability, high I/O, redundant data


                  Dedicated switched fabric storage area network


                  Total system monitoring and response 7x24x365


                  All onsite maintenance and services


                  Capacity planning services


                  [**]uptime (excluding planned downtime and Force Majeure
                  Events)


     1.4 StorageNetworks is to provide to GLOBAL CROSSING the following professional Services:


     Storage Area Network design, installation and configuration for Data on Demand as requested.


     Storage capacity planning and management services of DataPACS-Base.

     1.5  GLOBAL CROSSING is to provide the following:


     Data Center infrastructure services (generation, cooling, and un-interruptible power supply (UPS)) to be maintained and monitored by Global Crossing including 7x24 contact and escalation information.


2.       Definitions


2.1      The following defined terms used in this SLA.


Change Management: Management of any changes, initiated by either
-----------------
StorageNetworks or the Customer, that either directly or indirectly affect the daily operational specifications or service level of the Services.


Data Center Services: StorageNetworks infrastructure services that provide for
--------------------
the health and availability of assets in StorageNetworks S-POPs.


DataPACS - Live -Primary managed storage service plus additional live copy of
---------------
primary data


DataPACS - Base -Primary manages storage services
---------------


Delivery Date: The date in which storage Services are first provided by
-------------
StorageNetworks under this SLA.


Disk on Demand: High availability, high performance, scalable disk storage
--------------
service provided by Global Crossing to customers


Event Notification: Communications between StorageNetworks and the Customer that
------------------
relate to identification, management, and resolution of events, including scheduled or unscheduled outages and any event that may affect the Services.


Exceptions: Obligations not assumed by StorageNetworks under this SLA or
-----------
otherwise.



Fiber Network: Optical fiber infrastructure provided by StorageNetworks from the
-------------
Customer's facility to the StorageNetworks' S-POP.


Force Majeure Event: An event that causes StorageNetworks to be unable to
-------------------
fulfill its obligations under this SLA caused by flood, extreme weather, fire or other natural calamity, acts of government agency, war, riot, civil unrest, work stoppages or strikes, lack of equipment or software, or similar causes beyond the control of StorageNetworks.


Redundancy: The extent to which StorageNetworks will provide back-up or
----------
duplicative specific Services or components that deliver Services. Specific redundancies or the lack of redundancy will be defined in this SLA.


Remedy or Remedies: StorageNetworks response to specific events set forth in
------------------
this SLA.


Scheduled Outages: Time frames agreed upon between StorageNetworks and the
-----------------
Customer that define periods of time, during the Service Term, that StorageNetworks and Customer temporarily interrupt any Services for upgrades, maintenance, or for any other agreed upon reason or purpose, including an established framework for scheduling and managing such outages.


Security: The precautions taken by StorageNetworks to protect the physical
--------
infrastructure that delivers Services to the Customer.


Service Term: Length of contracted Service obligation between StorageNetworks
------------
and the Customer.

StorageNetworks Operations Group: The StorageNetworks operations group,
--------------------------------
responsible for the daily delivery and management of Services provided to the Customer.


Unscheduled Outages: Interruptions in Services arising from failures associated
-------------------
with Services provided by StorageNetworks or a Force Majeure Event. Such interruptions include only interruptions to matters under StorageNetworks direct control.


3.   Terms of Services


     StorageNetworks will provide the Services for a Service Term of [REDACT NUMBER OF MONTHS] 12 months commencing on the Acceptance Date.


4.   Service Level Change Request Procedures


     4.1 Changes to this SLA may be requested at any time by either party. Since a change could affect the fees, schedules or other terms of or related to this SLA or the JMA both the Customer and StorageNetworks must approve each change, and this SLA and/or the JMA must be appropriately amended, before implementation of any change.


     4.2 This procedure will be used by the Customer and StorageNetworks to control changes in Services provided with respect to the SLA, the Service levels of this SLA, changes to any deliverables under this SLA, and/or changes to any other terms or conditions of this SLA.

     o The project manager for the requesting party will submit a change request ("CR") in writing. It will describe the change and include whatever rationale and/or estimated effect the change will have on the SLA and/or the JMA.

     o The other party's project manager will review CR. The project manager will weigh the merits of the proposed change and approve it, approve it for investigation or reject it. If rejected, the project manager will return the CR to the requesting party, together with the reason(s) for rejection.

     o Approval of a CR for investigation by both parties constitutes authorization by the Customer of any fee proposed by StorageNetworks to investigate the CR. During such investigation, the effect on the price, estimated schedule or other terms of this SLA will be determined. Following completion of such investigation, the requested change will then be approved or disapproved for implementation.

     o Approved changes will be incorporated into the SLA through written modifications, which shall be signed by duly authorized representatives of both parties.


5.   Service Levels


5.1  Physical Facility

     The physical facility is provided by Global Crossing and Global Crossing assumes responsibility for the operations and maintenance of the physical plant supporting the Services provided by StorageNetworks.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     5.1.1 Security


     Physical access to the StorageNetworks' floor space will be controlled by the StorageNetworks Operations Group and will be restricted to authorized StorageNetworks' employees and such other individuals specifically approved and authorized by StorageNetworks who are accompanied by StorageNetworks' personnel. Access by the Customer will be limited to representatives of the Customer designated in writing to StorageNetworks. Such list of Customer representatives will be supplied to StorageNetworks for security verification. If the Customer wishes to gain access to the StorageNetworks' floor space, arrangements must be made in advance with StorageNetworks (typically a phone call on the day requested is all that is needed for authorized personnel). At all times a StorageNetworks' employee must escort Customer's representatives. All changes to the Customer's designated representative security access list must be confirmed with StorageNetworks, in a writing signed by an authorized representative of the Customer, [**] prior to access to the facility for any new representative.


     StorageNetworks will require security clearance to the Customer's facility to install and maintain StorageNetworks equipment. StorageNetworks will comply with all requirements deemed necessary by the Customer for StorageNetworks' personnel and contractors (supplying support services for equipment used by the Customer to gain access to the Services provided by StorageNetworks) to gain access to the Customer's facility. StorageNetworks will be responsible for all work performed by StorageNetworks personnel and contractors while on Customer's premises.


     StorageNetworks is not responsible for acts or omissions of Customer's representatives that result in failure of, disruption to the, Services. Customer will be responsible for, and will indemnify StorageNetworks for, any damage or service interruptions caused by Customer's representatives within the S-POP or otherwise, including any damage to any StorageNetworks provided equipment.


     5.2  StorageNetworks Fiber Network


     StorageNetworks' Fiber Network is the physical cabling infrastructure that connects Customer's data center or servers to the StorageNetworks' S-POP. Typically, this network is built in a redundant fashion to provide alternate routes between a customer and the StorageNetworks' S-POP. As StorageNetworks will be collocating in the Global Crossing facility, the Fiber Network applies only to the cables and related equipment needed to connect the fiber distribution points with the StorageNetworks cage. The Fiber Network will achieve [**] availability to the host provided that a diversity route can be established between the two facilities (in some cases software will be required to reside on a host to complete redundancy, in such case, StorageNetworks will be responsible for software license). StorageNetworks will work with the Customer to perform an audit to determine where single points of failure might occur. If possible these single points of failure will be eliminated. However, connectivity can be accomplished and agreed to levels of availability can be delivered even if a complete redundant network cannot be accomplished.


     5.2.1 Security


     Physical access to StorageNetworks' Fiber Network within a S-POP is managed and maintained by StorageNetworks and its contractors and subcontractors. Only authorized StorageNetworks' personnel,

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     contractors and subcontractors will be allowed to gain access to this network within the S-POP. In addition, access to StorageNetworks' Fiber Network and equipment within the Customer's facility will be restricted to StorageNetworks' personnel, contractors and subcontractors.


     The Customer must provide for a safe and secure facility to house StorageNetworks' Fiber Network and equipment. StorageNetworks will work with the customer on provisioning for the proper location of the StorageNetworks' Fiber Network infrastructure.


     5.3  Storage Services Hardware


     StorageNetworks shall provide sufficient hardware to support the environment as described above. StorageNetworks will administer BIN changes, microcode upgrades and or other hardware/software improvements/upgrades on behalf of Global Crossing subsequent to agreed upon change management procedures. StorageNetworks will provide monitoring services to the storage hardware. These services include periodic monitoring of disk performance, cache memory usage and related performance metrics available through the storage hardware and communications vendor tools StorageNetworks will advise Global Crossing and its Customer of any issues with performance of communications or storage hardware required for the normal operation of the SPOP such as signal quality loss, error retransmissions, disk failures, power or microcode failures. In the event that the storage allocations are altered on the Global Crossing and its Customer's applications servers, Global Crossing must advise StorageNetworks of such change within a reasonable amount of time such that StorageNetworks can coordinate with the appropriate hardware vendor to update the BIN configuration. StorageNetworks shall not be responsible for inconsistencies in the storage environment that result from changes in the Global Crossing application server environment.


     StorageNetworks as part of the monitoring service will notify Global Crossing and its customer when storage usage is near the limits of the allocated storage space.



     6.   Remedy


     6.1  Remedies


     In the event that, as a direct result of StorageNetworks actions or inactions, the Services provided by StorageNetworks are unavailable for any period beyond the permitted monthly downtime, the Monthly Fee payable for the Services for such month, shall be reduced as follows:


     Availability greater than or equal to [**]% but less than [**]%          [**]% of the Monthly Fee total


     Availability greater than or equal to [**]% but less than [**]%          [**]% of the Monthly Fee total


     Availability greater than or equal to [**]% but less than [**]%          [**]% of the Monthly Fee total


     Availability greater than or equal to [**]% but less than [**]%          [**]% of the Monthly Fee total


     Availability less than [**]%                                             [**]% of the Monthly Fee total



          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     The foregoing amounts are not cumulative. Such amounts shall be deemed as liquidated damages, and in no event will the total of such liquidated damages exceed [**]% of the Monthly Fee for the affected month.


     6.2  Exceptions


     StorageNetworks will have no liability for any failure to provide Services
     (a) during any Scheduled Outage, (b) resulting from a Force Majeure Event, or (c) caused, directly or indirectly, by the acts or omissions of Customer or its representatives. In no event shall StorageNetworks be liable for any special, indirect, incidental or consequential damages, (even if StorageNetworks has been advised of the possibility of such damage), including without limitation, lost profits or lost savings, loss of use of services provided by third parties, cost of capital, cost of substitute service(s) or re-procurement, downtime costs, or damages resulting from loss of use of data or from third party claims.


     7.   Change Management


     The Customer will be provided with at least [**] days prior written notice of any changes made by StorageNetworks that affect the Services. StorageNetworks will strive to minimize outages that may be caused by a change, however, in the event that a outage is required, StorageNetworks will work use best reasonable efforts to minimize the impact of the change and schedule the outage based upon the Customer's and StorageNetworks' requirements. If an outage is required, such outage will be considered a Scheduled Outage. StorageNetworks intends to work with the Customer on all Change Management issues in order to ensure that the Services are not affected beyond the levels set forth in this SLA. StorageNetworks reserves the right, however, to proceed with any change if it is determined, by StorageNetworks, that the change will not cause harm to the Customer's specific environment and/or is otherwise necessary.


     8.   Event Notification


     StorageNetworks shall provide initial Event Notification to a designated Customer representative by telephone, e-mail, pager or comparable notification service within [**] of StorageNetworks becoming aware of an event that has or may cause an Unscheduled Outage. In the event Customer first becomes aware of such event, Customer shall promptly provide initial Event Notification to StorageNetworks. Update information about the event will continue on the [**] until either the event has been resolved or both StorageNetworks and the Customer have determined a course of action that does not require continued notification.


     9.   Escalation Procedures


     The following defines the roles of the StorageNetworks' departments and personnel responsible for managing an outage:

          o StorageNetworks Customer Service - is a (24x7) service that supports StorageNetworks customers on any issues related to the services provided by StorageNetworks to the customer.

          o Regional Operations Manager - is responsible for the daily activity in S-POPs within the metropolitan area where the services are provided.

          o Level-2 Support - is an internal technical support team responsible for resolving any issues related to services offered by StorageNetworks. This team works closely with the departments within StorageNetworks that provided services to customers and also has direct contact with all of StorageNetworks contractors and subcontractors that provide equipment or services to StorageNetworks.

          o Director of Worldwide Operations - is responsible for all S-POP facilities and the services provided to customers.


     The following procedures define the Escalation Procedures that StorageNetworks will implement during an unscheduled outage:

          o StorageNetworks Customer Service will be responsible for resolving any issues during the first hour of an outage.

          o StorageNetworks Customer Service will escalate to the Regional Operations Manager and Level-2 Support at the beginning of the second hour.

          o StorageNetworks Customer Service will escalate to the Director of Worldwide Operations at the beginning of the third hour. The Director of Worldwide Operations will notify appropriate additional StorageNetworks personnel if the problem persists beyond four hours.


     10.  Scheduled Outage


     Scheduled Outages are periodic events that StorageNetworks schedules with the Customer to provide for the following items:

          o    Software or hardware upgrades.

          o    Maintenance to infrastructure.

          o Modifications to software, hardware, or infrastructure that the customer has requested. This can occur at StorageNetworks or Customer's facility or both.

          o Improvements to StorageNetworks Fiber Network either requested or required by StorageNetworks, the Customer or both.

     StorageNetworks Regional Operations Manager is responsible for the project management of all changes to services provided to the Customer. At a minimum, the Change Management procedures set forth herein will be followed. Based upon the scope of the Scheduled Outage, earlier communication to the Customer will be provided, if possible.





     STORAGENETWORKS, INC.                  GLOBAL CROSSING





     By: ___________________________        By:    ________________________


     Title:_________________________        Title:  _______________________

Exhibit H - Global Crossing Master Service Agreement
--------------------------------------------------------------------------------


     MSA Rev. 2.6 October 1999 Page 1 of 7


     GLOBAL CENTER, INC., A GLOBAL CROSSING COMPANY

     Master Service Agreement No.

     This Master Service Agreement (this "Agreement") is entered into on the _______ day of _______________, 1999 ("Effective Date") by and between
     _______________________, on behalf of itself and the subsidiary, affiliate, division and/or business unit ("Client") indicated on the Service Order Form attached hereto, with an office at the address listed on the Service Order Form, and Global Center, Inc., a corporation with offices at 141 Caspian Court, Sunnyvale, CA 94089, to set forth the terms and conditions pursuant to which Global Center, Inc. shall provide to Client certain Services (as defined in the Service Order). The entire contract between the parties shall consist of this Agreement and one or more Service Order(s). Unless otherwise agreed to by both parties, all future Service Orders entered into between the Client and Global Center, Inc. will be bound by this Agreement. In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:


     1. NATURE OF AGREEMENT


     Pursuant to this Agreement, Global Center, Inc. shall sell and provide to Client, in consideration for the applicable fees as set forth in a Service Order the following: (i) Internet connectivity services (the "Bandwidth");
     (ii) the lease (if so indicated on the Service Order) or purchase by Client of equipment to provide such services (the "Hardware") and the installation of such equipment; (iii) the lease of space to store and operate such Hardware ("Space"); (iv) management, planning and consulting resources to support these services, including maintenance and operation of the Hardware ("Support"), (v) the licensing of software to provide such Services (the "Software"), including, without limitation, monitoring software, billing software, trouble ticketing software, data collection and process control software, which together, including all telecommunication and digital transmission connections and links, all electrical and physical requirements, comprise an Internet connectivity and co-location package to support Client's web site(s) ("Client's Web Sites") under this Agreement and are referred to hereinafter as the "Services". The Services will be provided in accordance with the specifications set forth in the Service Specification attached to this Agreement and in the Service Order(s) hereto and made a part hereof.


     2. SERVICE ORDERS


     2.1. Orders. Client and Global Center, Inc. may execute one or more Service Orders describing the Services that Client desires to purchase from Global Center, Inc.. Each Service Order shall set forth the Services to be provided by Global Center, Inc., the specifications applicable to each item, the prices and payment schedule, the initial term of such Services (the "Initial Service Term") and other information the parties may mutually agree upon. No Service Order shall be effective until executed by Global Center, Inc. All Service Orders will be subject to the terms and conditions of this Agreement, provided however, that in the event of conflict between the terms contained in any Service Order and terms in this Agreement, the terms contained in the Service Order shall control.


     2.2. In the event of conflict between terms in this Agreement and Service Order, and any terms contained in client-issued order form or purchase order, the terms of this Agreement and Service Order shall supersede any terms and conditions that may appear in such client-issued order form or purchase order.


     2.3. Cancellation. In the event that Client cancels or terminates a Service Order at any time for any reason, other than expiration of a Service Order or a Service Interruption (as defined below), Client agrees to pay Global Center, Inc. all Monthly Recurring Charges specified in the Service Order for the balance of the term therefore, which shall become due and owing as of the effective date of cancellation or termination. Upon the cancellation or termination of a Service Order by Client, Global Center, Inc., shall upon Client's written request and at no additional cost, give full cooperation and assistance to Client to assure an orderly and efficient transition.


     2.4. IP Addresses. Global Center, Inc. will assign on a temporary basis a reasonable number of Internet Protocol Addresses ("IP Addresses") from the address space assigned to the Global Center, Inc. by InterNIC. Client acknowledges that the IP Addresses are the sole property of Global Center, Inc., are assigned to Client as part of the Service, and are not "portable," as such term is used by InterNIC. Global Center, Inc., reserves the right to change the IP Address assignments at any time; however, Global Center, Inc. shall use reasonable efforts to avoid any disruption to Client resulting from such renumbering requirement. Global Center, Inc., will give Client reasonable notice of any such renumbering. Client agrees that it will have no right to IP Addresses upon termination of this Agreement, and that any renumbering required of Client after termination shall be the sole responsibility of Client.


     2.5. Staffing. Except as otherwise agreed in any Service Order, Global Center, Inc. shall be responsible for staffing decisions with respect to its personnel and the provision of any Services under this Agreement, and shall have the right to remove or replace any of its personnel assigned to perform Services under this Agreement. Global Center, Inc., shall use reasonable efforts to maintain the continuity of its personnel assigned to perform Services under this Agreement.


     3. SOFTWARE LICENSE AND RIGHTS


     3.1. License. During the term of the applicable Service Order, Global Center, Inc., grants Client a non-transferable, nonexclusive license to use the Software in object code form only, solely on the Hardware, or Global Center, Inc., equipment, in conjunction with the Services.


     3.2. Proprietary Rights. This Agreement transfers to Client neither title nor any proprietary or intellectual property rights to the Software, documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein.


     3.3. License Restrictions Client agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party.


     3.3.1. Copy the Software except as expressly allowed under this Agreement. In the event Client makes any copies of the Software, Client shall reproduce all proprietary notices of Global Center, Inc., on any such copies;


     3.3.2. reverse engineer, decompile, disassemble, or otherwise attempt to derive source code from the software;


     3.3.3. sell, lease, license or sublicense the Software or the documentation;


     3.3.4. write or develop any derivative software or any other software program based upon the Software or any Confidential Information (as defined below); or


     3.3.5. use the Software to provide processing services to third parties, or otherwise use the Software on a 'service bureau' basis.


     3.4. Software Representations and Warranties. Global Center, Inc., represents and warrants that: (i) it has the right, power and authority to license the Software to Client pursuant to this Agreement free of all liens, encumbrances and other restrictions; (ii) the Software shall operate and run in accordance with the Service Specifications indicated in the Agreement or referenced in the Service Order, (iii) the license furnished by Global Center, Inc., hereunder and/or the use of the Software by Client in accordance with the terms and conditions herein or in any Service Order, will not infringe upon nor violate any patent, copyright, trade secret, or other proprietary right of any third party; (iv) Client's use and possession of the Software consistent with the terms of this Agreement, shall not be adversely affected, interrupted or disturbed by Global Center, Inc., or any entity asserting a claim under or through Global Center, Inc.;
     (v) the installation and use of the Software and any. Upgrades shall not degrade, impair or otherwise adversely affect the performance or operation of the Hardware.


     4. HARDWARE TERMS AND CONDITIONS


     4.1. Installation. If so indicated on the Service Order, Global Center, Inc., will use commercially reasonable efforts to install the Hardware as the Hardware is shipped to Global Center, Inc., Global Center, Inc., will work with the Client on an installation plan to define installation time frame and requirements.


     4.2. Purchase and Title of Hardware. If so indicated on the Service Order, Client shall purchase the Hardware and deliver, at Client's expense, the Hardware to the Space. Client agrees that the Hardware shall reside at the Space during the term of this Agreement.


     4.3. Lease of Hardware. If so indicated on the Service Order, Client shall lease the Hardware, and Global Center, Inc., shall obtain and deliver the Hardware to the Space.

     In the event Client leases the Hardware, the following terms and conditions shall apply: The Hardware is and shall remain the property of Global Center, Inc. Client shall not have taken, or attempt to take, any right, title or interest therein or permit any third party to take any interest therein. Client will not transfer, sell, assign, sublicense, pledge, or otherwise dispose of, encumber or suffer a lien or encumbrance upon or against the Hardware or any interest in the Hardware. Client will use the Hardware only at the Space. Client will not move the Hardware from that facility without Global Center, Inc.'s prior written permission. Client shall be responsible for any damage to the Hardware caused by Client negligent or willful acts or omissions. Client will use the Hardware only for the purpose of exercising its rights under this Agreement.


     4.4. Rent to Own. If so indicated on the Service Order, Client shall lease the Hardware on a "rent to own" plan. In such event, all of the terms and conditions in Section 4.3 shall apply, and the following terms and conditions shall also apply. At the end of the term of the Service Order, providing Client is not in breach of this Agreement, Client shall have the option to purchase the Hardware. The purchase price shall be as indicated on the Service Order. Upon payment by Client of the purchase price, title of the Hardware shall pass to Client at the Space. Unless the Service Order is extended by mutual Agreement, Client shall immediately delete, or shall allow Global Center, Inc., to delete all copies of the Software and associated documentation owned by Global Center, Inc., or any other materials of Global Center, Inc., resident on the Hardware.


     5. SPACE


     5.1. Global Center, Inc., represents and warrants that (i) it has obtained all necessary approvals to lease the Space to Client and to allow Client to occupy and have access to the Space for the purpose of receiving the Services set forth in the Service Order, (ii) it has the authority to grant Client a royalty-free, non-transferable, non-exclusive license to occupy and have access to the Space, and that the grant of such license shall not constitute a violation of the lease or separate Agreement to which Global Center, Inc., is a party and/or by which it is bound, and (iii) the Space shall conform with the Service Specifications set forth in this Agreement or any Service Order.


     5.2. License to Occupy. Global Center, Inc. grants to Client a non-exclusive license to occupy the Space. Client acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space. Global Center, Inc., represents and warrants that it has obtained all approvals necessary, including but not limited to, permissions from the landlord and any regulatory authorities, to operate the facility in this manner contemplated by this Agreement.


     5.3. Material and Changes. Client shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any material alteration to cabling or power supplies for the Hardware, without obtaining Global Center, Inc.'s prior written approval for Client to have the work performed. Alternatively, Client may request Global Center, Inc. to perform the work. Global Center, Inc., reserves the right to perform and manage any construction or alterations

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omission.


     within the Space areas at rates to be negotiated between the Parties hereto, so long as the rates are commercially reasonable. Client agrees not to erect any signs or devices to the exterior portion of the Space without submitting the request to Global Center, Inc. and obtaining Global Center, Inc.'s prior written approval.


     5.4. Damage. Client agrees to reimburse Global Center, Inc., for all reasonable repair or restoration costs associated with damage or destruction in the Space directly caused by the negligence or willful misconduct of Client's personnel, Client's agents, Client's suppliers/contractors, or Client's visitors to the Space during the term or as a consequence of Client's removal of the Hardware or property installed in the Space, provided that Client shall not be liable for any damage or destruction occurring from or out of any negligent act or omission of Global Center, Inc., its officers, directors, agents and employees.


     5.5. Insurance. Unless otherwise agreed, Client agrees to maintain, at Client's expense, for each Space, (i) Comprehensive General Liability Insurance in an amount not less than [**] per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than [**] per occurrence, and (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. Upon reasonable request of Global Center, Inc., Client shall furnish Global Center, Inc., with certificates of insurance, which evidence these minimum levels of insurance.


     5.6. Regulations. Client shall use its best efforts to comply with and not violate Global Center, Inc.'s Safety, Health and Operation Rules and regulations relating to use of it's premises and facilities, so long as those regulations are provided to client in writing. Client's failure to comply materially with Global Center, Inc. 's rules and regulations shall constitute a material default under this Agreement. Global Center, Inc., may, in its sole discretion, limit Client's access to a reasonable number of authorized Client employees or designees. Client shall not interfere with any other clients of Global Center, Inc., or such other clients' use of the Space.


     5.7. Disclaimer. Except as expressly stated herein, Global Center, Inc., does not make any representation or warranty as to the fitness of the Space for Client's use.


     6. SERVICE INTERRUPTIONS


     6.1. [**] Network Uptime Guarantee. In the event of Network Downtime (as defined below), the monthly fee payable for the Bandwidth, defined in the Service Order, shall be reduced as follows:


     6.1.1. If the total Downtime in the calendar month is more than [**]but does not exceed [**], the monthly Bandwidth fee for that month shall be reduced by [**]; and

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omission.



     6.1.2. If the total Downtime in the calendar month is more than [**], but does not exceed [**], the monthly Bandwidth fee for that month shall be reduced by [**]; and


     6.1.3. If the total Downtime in the calendar month is more than [**] the monthly Bandwidth fee for that month shall be reduced by [**].


     6.2. Downtime Defined. For the purposes of this Section, Downtime shall mean any interruption of sixty (60) seconds or more in the availability of,
     (i) the connection between the Client's equipment and the Global Center, Inc. switch fabric, (ii) the internetwork that connects the Global Center, Inc. switch fabric with the Internet. For purposes of this Section, the Internet is deemed to consist of services that commence where Global Center, Inc. transmits a Client's content to Global Center, Inc.'s carrier(s) at the Global Center, Inc., border router port(s). Such carriers provide Global Center, Inc., with private and dedicated bandwidth. Global Center, Inc., undertakes no obligation for the circuit or link between Global Center, Inc.'s facilities and such carrier's services. If router packet loss is in excess of DO NOT DELETE ANYTHING IN THIS PARAGRAPH[**] and is sustained for [**] or more, Global Center, Inc., will classify this as an "outage." If an "outage" continues for a time period of more than [**], then such outage will be deemed Downtime. If the latency across the Global Center, Inc. national IP backbone exceeds [**], Global Center, Inc., will classify this as Downtime.


     6.3. Maintenance Windows. [SAME]Global Center, Inc., reserves [**] regularly scheduled maintenance windows per week, of [**]duration, in order to maintain and upgrade the Global Center, Inc. IP Backbone infrastructure. Outages or performance degradation during scheduled maintenance windows as a result of router, switch or server maintenance, are not considered Downtime for purposes of this section. Global Center, Inc. shall make all commercially reasonable efforts to provide the client with prior notification of all scheduled and emergency maintenance procedures.


     6.4. [**] Facility Uptime Guarantee. In the event of Facility Downtime (as defined below), the Monthly Fee payable for the Co-location Services as set forth in the applicable Service Order shall be reduced as follows:


     6.4.1. If the total Facility Downtime in the calendar month is less than, or equal to [**]the monthly Co-location service fee for that month shall be reduced by [**];


     6.4.2. If the total Facility Downtime in the calendar month is more than[**] the monthly Co-location service fee for that month shall be reduced by [**]

     6.4.3. Downtime Defined. For the purposes of this Section, Facility Downtime shall mean any service interruption, only if such interruption is either due to a facility power failure or environmental control failure.


     6.5. Investigation of Service Interruptions. At Client's request, Global Center, Inc. will investigate any report of Downtime, and attempt to remedy any Downtime expeditiously. If Global Center, Inc. reasonably determines that all facilities, systems and equipment furnished by Global Center, Inc. are functioning properly, and that Downtime arose from some other cause, Global Center, Inc. can continue to investigate the Downtime cause at the client's request and expense for labor and materials cost for services actually performed at the usual and customary rates for similar services provided by Global Center, Inc. to clients in the same locality.


     6.6. Termination. Client may terminate a Service Order in the event of Downtime of either twenty-four (24) hours of cumulative time during any continuous twelve (12) month period, or any continuous downtime of eight
     (8) or more hours.


     6.7. Sole Remedy. The terms and conditions of this Section shall be Client's sole remedy and Global Center, Inc.'s sole obligation for any Downtime.


     7. USER CONTENT


     7.1. Client is solely responsible for the content of any postings, data, or transmissions using the Services ("Content"), or any other use of the Services by Client or by any person or entity Client permits to access the Services (a "User"). Client represents and warrants that it and any User will not use the services for unlawful purposes (including without limitation infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, invasion of privacy, pornography, obscenity and libel), or to interfere with or disrupt other network users, network services or network equipment. Disruptions include without limitation distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly impersonating another such user, falsifying one's network identity for improper or illegal purposes, sending unsolicited mass e-mailings, propagation of computer worms and viruses, and using the network to make unauthorized entry to any other machine accessible via the network. If Global Center, Inc. has reasonable grounds to believe that Client or a User is utilizing the Services for any such illegal or disruptive purpose, Global Center, Inc. may suspend or terminate Services immediately upon notice to Client. Client shall defend, indemnify, hold harmless Global Center, Inc. from and against all liabilities and costs (including reasonable attorney's fees) arising from any and all claims by any person arising out of Client's use of the Services, including without limitation any content.


     7.2. Acceptable Use Policy. All Global Center, Inc. clients are responsible for reviewing and complying with this Acceptable Use Policy. Global Center Inc.'s clients who provide services to their own users must take steps to ensure compliance by their users with this Acceptable Use Policy. This Policy is subject to change without notice by publication at http://www.globalcenter.net/aup. Clients are responsible for monitoring this web site for changes. Global Center, Inc. customers may not use Global Center, Inc.'s data distribution network, machines, or services in any manner that violates any applicable law, regulation, treaty, or tariffs. Also customers are prohibited from activity that includes, but is not limited to unauthorized use (or attempted unauthorized use) of any machines or networks, denial of service attacks, falsifying header information or user identification information, monitoring or scanning the networks of others without prior written permission from Global Center, Inc..


     7.2.1. Email. Sending unsolicited bulk email is prohibited. Sending unsolicited bulk email from another provider advertising or implicating the use of any service hosted by Global Center Inc., including without limitation email, web, FTP, and DNS services, is prohibited and is grounds for termination of those services to users who engage in the practice. Users who send unsolicited bulk email from Global Center Inc., accounts will be charged the cost of labor to respond to complaints. Continuing to send someone email after being asked to stop is considered harassment and is prohibited. Using email to disrupt (e.g., mail bombing, "flashing," etc.) is prohibited. Sending email with falsified header information is prohibited. Chain letters, pyramid schemes, and hoaxes are prohibited.


     7.2.2. Usenet Newsgroups. Global Center, Inc. places no content restrictions on newsgroup postings by its users except that (a) no illegal content, including pyramid/Ponzi schemes, is permitted and (b) all postings should conform to the various conventions, guidelines and local culture found in each respective newsgroup and Usenet as a whole.


     7.2.3. Posting 20 or more copies of the same article in a 45-day period ("spamming") or continued posting of off-topic articles after being warned is prohibited. Users who engage in spamming using Global Center, Inc. accounts will be charged the cost of labor to issue cancellations and respond to complaints. Users who engage in spamming from another provider advertising or implicating the use of any service hosted by Global Center, Inc., including without limitation email, web, FTP, and DNS services, is prohibited and is grounds for termination of those services to those users.


     7.2.4. Excessive crossposting (Breidbart Index of 20 or greater in a 45-day period) is prohibited. The Breidbart Index (BI) is calculated by taking the sum of the square roots of the number of newsgroups each copy of an article is crossposted to. If two articles are posted, one crossposted to 9 newsgroups and the other crossposted to 16 newsgroups, the BI = sqrt(9)+sqrt(16)=3+4=7. Crossposting articles to newsgroups where they are off-topic is prohibited.


     7.2.5. Posting articles with falsified header information is prohibited. "Munging" header information to foil email address harvesting by "spammers" is acceptable provided that a reasonable means of replying to the message originator is given. Use of anonymous remailers is acceptable, so long as the use is not otherwise a violation of this policy.


     7.2.6. Users may not issue cancellations for postings except those, which they have posted themselves, those which have headers. falsified so as to appear to come from them or in newsgroups where they are the official moderators.

     8. PRICING AND PAYMENT TERMS


     8.1. Payment Terms. Client shall pay the fees set forth in the Services Order Form according to the terms set forth therein. Client agrees to pay a late charge of two percent (2%) above the prime rate as reported by the Wall Street Journal at the time of assessment or the maximum lawful rate, whichever is less, for all undisputed amounts not paid within thirty (30) days of receipt of invoice.


     8.2. Late Payments. In the event of non-payment by Client of sums over-due hereunder for more than forty-five (45) days, Global Center, Inc. may upon written notice to Client either retain any equipment or other assets of Client then in Global Center, Inc.'s possession and sell them in partial satisfaction of such unpaid sums, or request Client to remove equipment from Global Center, Inc.'s premises within ten (10) days. If Client fails to so remove, Global Center, Inc. may deliver the equipment to Client at the latter's address for notices at Client's expense for shipment and insurance, and Client shall be obligated to accept such delivery.


     8.3. Price Increases. Global Center, Inc. shall not increase the prices for services during the initial term of any Service Order, but may thereafter change prices upon sixty(60) days written notice.


     9. MAINTENANCE AND SUPPORT


     Global Center, Inc. shall provide Client with maintenance and support of the Software and Hardware, if any ("Maintenance and Support") as specified in the Service Specification.


     9.1 Exclusions. Maintenance and Support shall not include services for problems arising out of (a) modification, alteration or addition or attempted modification, alteration or addition of the Hardware or Software undertaken by persons other than Global Center, Inc. or Global Center, Inc. 's authorized representatives; or (b) programs or hardware supplied by Client.


     9.2. Client Duties. Client shall document and promptly report all errors or malfunctions of the Hardware or Software to Global Center, Inc.. Client shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from Global Center, Inc. Client shall maintain a current backup copy of all programs and data. Client shall properly train its personnel in the use and application of the Hardware and Software.


     10. TERM AND TERMINATION


     10.1. Term. The term of this Agreement shall commence on the Effective Date and continue indefinitely unless terminated in accordance with this Section 10 or the provisions contained in Section 6.6 The initial term of each Service Order shall be as indicated therein.


     10.2. Termination Upon Default. Either party may terminate this Agreement in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default. In the event this Agreement is terminated due to Global Center, Inc.'s breach, Global Center, Inc., shall refund to Client any Services fees on a straight-line prorated basis.


     10.3. Termination Upon Insolvency. This Agreement shall terminate, effective upon delivery of written notice by a party, (i) upon the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) upon the making of an assignment for the benefit of creditors by the other party; or (iii) upon the dissolution of the other party.


     10.4. Effect of Termination. The provisions of Sections 1, 2.3, 3.2, 3.4, 7, 10.4, 11, 12, 13 and 14 shall survive termination of this Agreement. All other rights and obligations of the parties shall cease upon termination of this Agreement. The term of any license granted hereunder shall expire upon expiration or termination of this Agreement.


     11. CONFIDENTIAL INFORMATION


     All information identified disclosed by either party ("Disclosing Party") to the other party ("Receiving Party"), if disclosed in writing, labeled as proprietary or confidential, or if disclosed orally, reduced to writing within thirty (30) days and labeled as proprietary or confidential ("Confidential Information") shall remain the sole property of Disclosing Party. Except for the specific rights granted by this Agreement, Receiving Party shall not use any Confidential Information of Disclosing Party for its own account. Receiving Party shall use the highest commercially reasonable degree of care to protect Disclosing Party's Confidential Information. Receiving Party shall not disclose Confidential Information to any third party without the express written consent of Disclosing Party (except solely for Receiving Party's internal business needs, to employees or consultants who are bound by a written Agreement with Receiving Party to maintain the confidentiality of such Confidential Information in a manner consistent with this Agreement). Confidential Information shall exclude information (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by Receiving Party without access to Confidential Information; (iv) known to Receiving Party at the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided Disclosing Party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Subject to the above, Receiving Party agrees to cease using any and all materials embodying Confidential Information, and to promptly return such materials to Disclosing Party upon request.


     12. LIMITATION OF LIABILITY

     GLOBAL CENTER, INC.'S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CLIENT TO GLOBAL CENTER, INC. UNDER THIS AGREEMENT. IN NO EVENT SHALL GLOBAL CENTER, INC. BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF GLOBAL CENTER, INC. HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.


     13. DISCLAIMER OF WARRANTIES


     EXCEPT AS OTHERWISE STATED HEREIN, GLOBAL CENTER, INC. SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THE SYSTEM OR SERVICES PROVIDED BY GLOBAL CENTER, INC. HEREUNDER.


     14. MISCELLANEOUS


     14.1. Independent Contractor. The relationship of Global Center, Inc. and Client established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall. be construed to (i) give either party the power to direct and control the day-to-day activities of the other; (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.


     14.2. Notices. Any notice required or permitted hereunder shall be in writing and shall be given by registered or certified mail addressed to the addresses first written above. Such notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.


     14.3. Assignment. Neither party may assign this Agreement, in whole or in part, either voluntarily or by operation of law without express written consent of the other party, and any attempt to do so shall be a material default of this Agreement and shall be void.


     14.4. Governing Law. This Agreement shall be interpreted according to the laws of the State of California without regard to or application of choice-of-law rules or principles.


     14.5. Entire Agreement and Waiver. This Agreement, including all appendices, attachments and Service Orders, shall constitute the entire Agreement between Global Center, Inc. and Client with respect to the subject matter hereof and all prior

     Agreements, representations, and statement with respect to such subject matter are superseded hereby. This Agreement may be changed only by written Agreement signed by both Global Center, Inc. and Client. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.


     14.6. Severability. In the event any provision of this Agreement is held by a court of other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.


     14.7. Non-Solicitation. During the term of this Agreement and for a period of one (1) year thereafter, client shall not directly solicit, nor directly attempt to solicit the services, of any employee or subcontractor of Global Center, Inc. without the prior written consent of the other party.


     14.8. Substitution. Global Center, Inc. may substitute, change or modify the Software or Hardware at any time, but shall not thereby alter the technical parameters of the Services.



     Global Center, Inc.

     141 Caspian Court

     Sunnyvale, CA 94089


     By ____________________________


     Title _________________________


     Date __________________________


     Client: _______________________


     By ____________________________


     Title _________________________


     Date __________________________

     Co-location Service


     Global Center, Inc. will provide a level of service, which includes the following features and options:


     General Features


     Maintenance of the Space (including Janitorial Services):


     In connection with the Space made available hereunder, Global Center, Inc. or its landlord shall perform services that support the overall operation of each Space at no additional charge to Client. Those services include the following:

o    Janitorial Services

o    24 x 7 Access to the Space

o    Authorized Security System Access to Raised Floor Collocation Space

o    Primary A/C 110 volt Power to the Space

o Backup Power- UPS Systems & Battery Plant (30 - 60 minute survivability objective)

o    Generator Back-up (Sustained backup power)

o    HVAC Systems for facility air conditioning

o    Fire Control Systems

o    Network Monitoring Systems

o    Redundant Network Connectivity and Hardware

o    19" Rack Spaces for installation of Hardware

o    Custom configurations of space to accommodate cabinets

o    Lockable private caged customer areas

o 10-base-T or 100-base-T switched port with direct high speed Internet backbone connection.


     24x7 NOC support: Will provide proactive site monitoring with ExpressLan(epsilon)...statistics on Client information base; including bandwidth usage, statistics and network availability reporting, host monitoring and management interface, access to Global Center,


     Inc. incident tracking system to expedite fault resolution and remote server reboot.

     Escalation Plan and Procedures: To be provided by Global Center, Inc. in the Welcome Package 5-10 days after the contract is signed.


     Right-of-Way and Access


     Global Center, Inc. will allow 24 x 7 access and right-of-way to Client Hardware located in Global Center, Inc. facility at no charge. Clients will be escorted at all times while in the facility. Access to the facilities will not be unreasonably withheld by Global Center, Inc. to Clients for performing appropriate procedures and maintenance of Hardware, facilities, and systems..

Exhibit I         MUTUAL INDUCEMENTS
--------------------------------------------------------------------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     In order to ensure the successful execution and continuity of the Global Crossing-StorageNetworks alliance for delivery of Storage Services, the following marketing activities shall be pursued:


     Sales Force Training: All relevant salesforce personnel at Global Crossing and StorageNetworks shall receive training on the presentation and value of the Storage Services to be delivered at MDCs.


     Sales Force Incentives: Global Crossing and StorageNetworks shall create, maintain, and document sales performance incentives to their respective salesforces, in order to promote the sale of Storage Services at MDCs through the Alliance.


     Marketing Media: Both parties shall actively commit their respective marketing departments to stimulate and maintain market awareness of the Storage Services to be delivered at the MDCs. Primary marketing media to be included in this inducement include, but are not limited to, internet, print, person-to-person, and public exhibits. See Exhibit K for details on marketing activities.


     Price Breaks: As both Parties drive Storage Services revenues to mutually agreed upon levels over specified periods, price breaks shall be awarded to Global Crossing by StorageNetworks per the following schedule:


                  Stage 1 Price Break


                  Upon achieving aggregate Disk on Demand primary storage services revenue to StorageNetworks of [**], to customers other than Global Crossing sister/parent/subsidiary entities, Global Crossing is eligible for a reduction in monthly raw terabyte price to [**] for such services.


                  Stage 2 Price Break


                  Upon achieving aggregate Disk on Demand primary storage services revenue to StorageNetworks of [**], to customers other than Global Crossing sister/parent/subsidiary entities, Global Crossing is eligible for a reduction in monthly raw terabyte price to [**] for such services.


                  Stage 3 Price Break

                  Upon achieving aggregate Disk on Demand primary storage services revenue to StorageNetworks of [**], to customers other than Global Crossing sister/parent/subsidiary entities, Global Crossing is eligible for a reduction in monthly raw terabyte price to[**] for such services.

Exhibit J         PROJECT TEAM ROSTER
--------------------------------------------------------------------------------


Global Crossing Project Team


Product Management
------------------

                  Adam Fore, Product Manager - Storage Network Architecture


Project Management
------------------

                  Neil Kruse, Senior Program Manager


Installation/ Provisioning
--------------------------

                  Sandra Wanshaffe, Install Coordinator


Facilities
----------
                  Gene Merkel - National Director of Operations


                  Mike Marino -  Facilities coordinator - NY


                  Dennis Coleman - Facilities coordinator - Herndon, VA


                  Mark Noble - Facilities Coordinator - Sunnyvale


Operations:
-----------

                  Tom Connell, Manager Network Control Center


Marketing/ PR:
--------------

                  Joan McIsaac, Manager Product Marketing


Prof. Services:
---------------

                  Bob Guthrie, Regional Manager TAM


                  Sean Fitzharris , Technical Account Manager


Sales:
------

                  Tom Alvary, Director of Sales


Sales Operations:
-----------------

                  Carolyn McBride, Manager Sales Operations


Technical Advisor:
------------------

-                 Scott Santana, Manager R&D

     StorageNetworks Project Team


     Business Plan and Project Oversight:
     ------------------------------------

                  Jim O'Hara, Vice President of Business Development


                  Brad O'Neill, Business Development Manager


     Operations:
     -----------

                  Rick Hayes, Western Region Operations Manager


                  David Barley, Senior Systems Architect


                  Henry Leibowitz, Operations Projects Manager


     Marketing:
     ----------

                  Bruce Gordon, Vice President of Strategic Marketing


                  Hans Lee, Product Manager


     Marcomm:
     --------

                  Nicole Gorman, Director of Marketing Communications


     Prof. Services:
     ---------------

                  Larry Marsan, Vice President of Professional Services


     Sales:
     ------

                  John Lloyd, Western Region Director of Sales Operations


     Training:
     ---------

                  Rick Cameron, Director of Corporate Education


     Legal:
     ------

                  Dean Breda, General Counsel


     Finance:
     --------

                  Paul Flanagan, Chief Financial Officer

Exhibit K         Marketing Engagement Plan
--------------------------------------------------------------------------------


     The following represent potential marketing activities to be pursued jointly by the Parties:


     1.  Exclusive stories to the following publications:


              Business Week


              The Wall Street Journal


              The Boston Globe


              Information Week

     2. Execute press releases with the normal pre-briefing activities of the media and analyst community, as well as the appropriate follow-up to secure coverage. The press releases would be dropped on the Business Wire and posted to both Parties' web sites.


     3. Utilize other Parties' references when the press and analyst community request one.


     4. Utilize other Parties' reference in upcoming press releases (i.e., new services announcements).


     5. Write joint customer profiles - print, post to web site, and distribute to sales forces as collateral pieces.


     6. Join with other Party at special events and tradeshows in either joint speaking opportunities and/or joint exhibit opportunities.


     7. Create and execute a seminar series and/or "webinar" targeting potential customers of both StorageNetworks and Global Crossing.


     8.   Joint advertising in various media.


     9. Include testimonial in StorageNetworks and or Global Crossing Corporate Videos.


     10.  Joint "social" events (i.e., golf events, dinners, etc.)


     11.  Include stories on respective Party in company newsletters.

Exhibit L - Rules of Sales Engagement
--------------------------------------------------------------------------------

1. Lines of Communication


StorageNetworks and Global Crossing regional sales directors will coordinate efforts within their regions and act as the point of contact for their respective field sales forces. Each regional sales director will provide complete lists of area account executives and plans for ensuring initial account meetings and interaction.


2. Teaming


The appropriate level of account teaming will be defined by the existing relationship with the Customer. StorageNetworks and Global Crossing agree that one of the below scenarios will be utilized for engaging Customers:

     1. StorageNetworks possesses the initial relationship with prospective or present Customer and will introduce said Customer to a Global Crossing sales representative to assist in selling the Services and/or other services provided by the Parties or Global Crossing.

     2. Global Crossing possesses the initial relationship with prospective or present Customer will introduce said Customers to a StorageNetworks sales representative to assist in selling the Services and/or other services provided by the Parties or StorageNetworks.

     3. Both Global Crossing sales and StorageNetworks sales jointly approach the initial Customer to present the Services and/or other services provided by the Parties.


3.  Sales Force Compensation


     3.1 Basis for Compensation. StorageNetworks and Global Crossing account executives will receive compensation relative to their contributions leading to a sale. The basis for compensation for each account executive will be directly drawn from their respective company's compensation plan.


     3.2 Spiffs. Both Parties will explore the development of a spiff program for account executives who sell the Services. The program funding will be considered part of the respective company's cost of sales.


4. Sales Training


     4.1 Regional sales training. Each Party will deliver presentations and engage in appropriate training to support the roll-out of the Services and gain familiarity with the other Party's business operations.


     4.2 Ongoing training. Periodically, the Parties agree to engage in joint training of their sales forces as it pertains to delivery and presentation of the Services.


5.0 Conflict Resolution.


5.1 In the event of a dispute regarding any sales account issues, both Parties agree to attempt to resolve the conflict first at a local level. In the event of an impasse, the issue will be addressed at a regional level or escalated to their appropriate sales or corporate leadership, as merited.